UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 22, 2019
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California Resources Corporation
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27200 Tourney Road, Suite 315 Santa Clarita, California	91355
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 848-4754
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	CRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.    Unregistered Sales of Equity Securities.
On July 22, 2019, subsidiaries of California Resources Corporation (the “Company”) entered into a joint venture with subsidiaries of Colony HB2 Energy, LLC, a subsidiary of Colony Capital, Inc. (the “JV Partner”), as more fully described in Item 7.01 below.
As part of the consideration for the JV Partner entering into the transaction, the Company granted to an affiliate of the JV Partner (the “Holder”) a warrant to purchase shares of the Company’s common stock, par value $0.01 per share, at an exercise price of $40.00 per share (the “Warrant Shares”). The Holder will be entitled to exercise for up to 800,000 Warrant Shares with respect to the initial $320 million of committed investment by the JV Partner. If all parties agree to increase the JV Partner’s investment commitment to $500 million, then the Holder would be entitled to exercise for up to a total of 1,250,000 Warrant Shares. The Holder will be entitled to exercise Warrant Shares in tranches as funding milestones are met by the JV Partner under the joint venture. Each tranche will have a five-year term commencing on the date on which such tranche of Warrant Shares first became exercisable.
The description of the warrant above does not purport to be complete and is qualified in its entirety by reference to the Purchase Warrant for Common Stock which is filed as Exhibit 4.1 hereto and is hereby incorporated into this report by reference.
The warrant was issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth under Section 4(a)(2) of the Securities Act.
Item 7.01.    Regulation FD Disclosure.
On July 23, 2019, the Company issued a press release announcing a joint venture with the JV Partner in which the JV Partner committed to invest $320 million in certain of the Company’s oil and gas properties in California. The JV Partner’s commitment may increase to $500 million if all parties mutually agree. A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.
The information contained in Item 7.01 of this report and Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings made by the Company under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.
Statements contained in Item 7.01 of this report and Exhibit 99.1 hereto that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act and the Exchange Act. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect these results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission (the “SEC”).
The Company undertakes no duty or obligation to publicly update or revise the information contained in Item 7.01 of this report and Exhibit 99.1 hereto, although the Company may do so from time to time in management’s discretion. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure including disclosure in the Investor Relations portion of the Company’s website.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of the Exhibits

4.1	Purchase Warrant for Common Stock, dated July 22, 2019

99.1	Press Release, dated July 23, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Roy M. Pineci
Name:	Roy M. Pineci
Title:	Executive Vice President, Finance

DATED: July 23, 2019